Exhibit 99.1

LOS AZULES LAWSUIT SETTLED

Exploration Moving Ahead Quickly

TORONTO, ONTARIO - (November 12, 2012) - McEwen Mining Inc. (NYSE: MUX) (TSX: MUX) is very pleased to announce that TNR Gold Corp. (“TNR”) and McEwen Mining have resolved their differences and settled all outstanding litigation with respect to the Los Azules Copper project located in San Juan Province, Argentina (“Los Azules”).

The settlement of this litigation is beneficial in that it provides certainty on the ownership of Los Azules. This allows McEwen Mining to explore areas of the property that were previously contested; as well, evaluate strategic alternatives with respect to the project as a whole.

“This is a very positive development for McEwen Mining, TNR Gold and the Province of San Juan, Argentina. It allows us to accelerate and expand the magnitude of our exploration effort. With this legal obstacle behind us, we are now embarking on the largest drill program in the project’s history. We are excited by the potential of growing the size of this world-class copper asset”, said Rob McEwen, Chief Owner

The highlights of the settlement:

1.              All Litigation has been settled.

2.              McEwen Mining has clear title to the Escorpio IV claim.

3.              TNR retains a Back-In Right.

4.              TNR receives 1,000,000 shares of McEwen Mining.

Details of the Settlement:

1.              Litigation Over:

All of the claims and counterclaims brought by TNR and McEwen Mining will either be discontinued or resolved by way of a consent dismissal order.

2.              McEwen Mining owns 100% of the Escorpio IV Claim:

TNR will transfer the contested Escorpio IV claim (a mineral claim situated to the west of the deposit) to McEwen Mining. While no mineralization has been found on this property it is best suited for locating all processing and administrative facilities of any future mine development.

3.              TNR’s Back-In Right:

TNR will retain their Back-in Right for up to 25% of the equity in certain claims comprising the northern portions of Los Azules. These northern claims currently represent approximately 62% of the known resource at Los Azules. This 25% interest, when taken in the context of the whole property, would be currently equivalent to approximately a 15% interest of the total estimated resources at Los Azules (Canadian NI 43-101). This interest could increase or decrease depending on the location and size of future exploration results. The Back-in Right is exercisable after the completion of a bankable feasibility study. To exercise TNR must pay two (2) times the expenses attributable to the back-in percentage (ie. paying 2 x 25% all of the costs attributable to the claims comprising the northern portion of the property). Upon backing-in, TNR may elect to continue to participate in the project or be diluted down to a 0.6% NSR on the same claims comprising the northern portion of the project.

4.TNR to receive 1,000,000 shares of McEwen Mining

As noted in our November 7th news release, drilling began at Los Azules on October 12th. Los Azules is one of the world’s largest and highest grade undeveloped copper porphyry deposits. A total of seven drills are operating at the property. The drills are considerably more powerful than the ones used during past field seasons. The Company believes this will increase the likelihood of reaching target depths (+700 meters), where high-grade copper mineralization has been discovered. Initial drill assay results are expected to be released early in 2013. The Company plans to drill approximately 15,000 meters this season.

ABOUT MCEWEN MINING (www.mcewenmining.com)

The goal of McEwen Mining is to qualify for inclusion in the S&P 500 by 2015 by creating a high quality, high growth, low-cost, mid-tier gold producer focused in the Americas. McEwen Mining’s principal assets consist of the San José mine in Santa Cruz, Argentina (49% interest); the El Gallo complex in Sinaloa, Mexico; the Gold Bar project in Nevada, US; the Los Azules Copper project in San Juan, Argentina and a large portfolio of exploration properties in Argentina, Nevada and Mexico.

McEwen Mining has 268,495,751 shares issued and outstanding (comprised of 190,516,797 Common Shares and 77,987,621 Exchangeable Shares). Rob McEwen, Chairman and Chief Owner, owns approximately 25% of the shares of McEwen Mining (assuming all outstanding Exchangeable Shares are exchanged for an equivalent amount of Common Shares). As of September 30, 2012, McEwen Mining had cash and liquid assets of $20.6 million.

For additional information about the Los Azules project see the technical Report titled “Los Azules Porphyry Copper Project, San Juan Province, Argentina” dated August 1, 2012, with an effective date of June 15, 2012, prepared by D. Ernest Winkler, PE, Robert Sim, PGeo, Bruce Davis, PHD, FAUSIMM and James K. Duff, PGeo, all of whom are qualified persons and all of whom but James K. Duff are independent of McEwen Mining, each as defined by NI 43-101. The foregoing report is available under the Corporation’s profile on SEDAR (www.sedar.com).

CAUTIONARY NOTE TO US INVESTORS

McEwen Mining prepares its resource estimates in accordance with standards of the Canadian Institute of Mining, Metallurgy and Petroleum referred to in Canadian National Instrument 43-101 (NI 43-101). These standards are different from the standards generally permitted in reports filed with the SEC. Under NI 43-101, McEwen Mining reports measured, indicated and inferred resources, measurements which are generally not permitted in filings made with the SEC. The estimation of measured resources and indicated resources involve greater uncertainty as to their existence and economic feasibility than the estimation of proven and probable reserves. U.S. investors are cautioned not to assume that any part of measured or indicated resources will ever be converted into economically mineable reserves. The estimation of inferred resources involves far greater uncertainty as to their existence and economic viability than the estimation of other categories of resources.

CAUTION CONCERNING FORWARD-LOOKING STATEMENTS

This press release contains certain forward-looking statements and information, including “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements and information expressed, as at the date of this press release, McEwen Mining Inc.’s (the “Company”) estimates, forecasts, projections, expectations or beliefs as to future events and results. Forward-looking statements and information are necessarily based upon a number of estimates and assumptions that, while considered reasonable by management, are inherently subject to significant business, economic and competitive uncertainties, risks and contingencies, and there can be no assurance that such statements and information will prove to be accurate. Therefore, actual results and future events could differ materially from those anticipated in such statements and information. Risks and uncertainties that could cause results or future events to differ materially from current expectations expressed or implied by the forward-looking statements and information include, but are not limited to, risks related to business integration as a result of the business combination between the Company and Minera Andes, factors associated with fluctuations in the market price of precious metals, mining industry risks, political, economic, social and security risks associated with foreign operations, risks associated with the construction of mining operations and commencement of production and the projected costs thereof, risks related to litigation, property title, the state of the capital markets, environmental risks and hazards, uncertainty as to calculation of mineral resources and reserves and other risks. Readers should not place undue reliance on forward-looking statements or information included herein, which speak only as of the date hereof. The Company undertakes no obligation to reissue or update forward-looking statements or information as a result of new information or events after the date hereof except as may be required by law. See McEwen Mining’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011 and other filings with the Securities and Exchange Commission, under the caption “Risk Factors”, for additional information on risks, uncertainties and other factors relating to the forward-looking statements and information regarding the Company. All forward-looking statements and information made in this news release are qualified by this cautionary statement.

The NYSE and TSX have not reviewed and do not accept responsibility for the adequacy or accuracy of the contents of this news release, which has been prepared by management of McEwen Mining Inc.

For further information contact:

Jenya Meshcheryakova	Mailing Address
Investor Relations	181 Bay Street Suite 4750
Tel: (647) 258-0395 ext 410	Toronto, ON M5J 2T3
Toll Free: (866) 441-0690	PO box 792
Fax: (647) 258-0408	E-mail: info@mcewenmining.com

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